As filed with the Securities and Exchange Commission on July 13, 2001

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CROSSMANN COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

       Indiana                                                   35-1880120
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                           9210 NORTH MERIDIAN STREET
                           INDIANAPOLIS, INDIANA 46260
                                 (317) 843-9514
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     John B. Scheumann, Chairman of the Board
                           and Chief Executive Officer
                           Crossmann Communities, Inc.
                           9210 North Meridian Street
                           Indianapolis, Indiana 46260
                                 (317) 843-9514
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                              Steven K. Humke, Esq.
                                   Ice Miller
                         One American Square, Box 82001
                        Indianapolis, Indiana 46282-0002


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    CALCULATION OF REGISTRATION FEE
======================================================================================================
   Title of Shares to           Amount to be       Proposed maximum aggregate          Amount of
      be Registered              registered              offering fee(1)           registration fee(1)
------------------------------------------------------------------------------------------------------
Common Shares, no par value       400,000                    $41.56                    $ 4,156
======================================================================================================

(1)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance  with Rule 457,  based on the average of the high and low prices
     reported   for   Crossmann   Communities,   Inc.   Common   Shares  on  the
     Nasdaq-National Market System, on July 9, 2001.
     THE REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR
     DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE  DATE UNTIL THE REGISTRANT
     SHALL  FILE  A  FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT  THIS
     REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION  8(A)  OF THE  SECURITIES  ACT OF 1933 OR  UNTIL  THE  REGISTRATION
     STATEMENT  SHALL  BECOME  EFFECTIVE ON SUCH DATE AS THE  COMMISSION  ACTING
     PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
======================================================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED JULY 13, 2001
                                   PROSPECTUS

                       FOR THE PUBLIC OFFERING FOR SALE OF

                                     400,000

                             SHARES OF COMMON STOCK
                                       OF
                           CROSSMANN COMMUNITIES, INC.

--------------------------------------------------------------------------------

                              Terms of the Offering

--------------------------------------------------------------------------------

o Richard H. Crosser, a current director and vice chairman of the board of directors, is offering to sell up to 400,000 shares of our common stock.

o The selling shareholder will receive all of the net proceeds from the sale of the shares.

o The selling shareholder will sell the shares over time through brokers at market prices.

o On July 12, 2001, the last reported sale price of the common stock quoted on the Nasdaq National Market System was $ 43.80 per share.

o The shares are traded on and price information is reported by the Nasdaq National Market System under the symbol "CROS".

o As of the date of this prospectus,the selling shareholder does not have any agreement with any broker or dealer with respect to the sale of the shares.

--------------------------------------------------------------------------------

     THIS INVESTMENT INVOLVES RISK. SEE THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is ____________, 2001.

     Additional information regarding our business is available to you without charge upon written or oral request to us. Please contact Jennifer A. Holihen, Chief Financial Officer, Treasurer and Secretary by mail at Crossmann Communities, Inc., 9210 N. Meridian St., Indianapolis, Indiana 46260, or by telephone at (317) 843-9514.

                                Table of Contents

Where You Can Find More Information.......................................   3
Company...................................................................   5
Risk Factors..............................................................   5
Use of Proceeds...........................................................   8
Selling Shareholder.......................................................   8
Plan of Distribution......................................................   9
Legal Matters.............................................................  10
Limitation of Liability and Indemnification Matters.......................  10
Forward Looking Statements................................................  10

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     You may also obtain copies of this information by mail from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy statements and other information about issuers that file electronically with the SEC.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in any other document we may file in the future.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

     1. Our Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 000-22562).

     2. Our Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No. 000-22562).

     3.   Our Definitive Proxy Statement dated April 27, 2001.

     4. The information set forth under the caption "Description of Common Shares to be Registered" contained in the our Form 8-A Registration Statement filed pursuant to Section 12(g) of the Exchange Act on October 12, 1993, registration number 0-22562, including any amendments or reports which update such description.

     In addition, all documents and reports filed by us pursuant to Section13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through its web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

               Jennifer A. Holihen,
               Chief Financial Officer, Treasurer and Secretary
               Crossmann Communities, Inc.
               9210 N. Meridian St.
               Indianapolis, Indiana  46260
               Telephone: (317) 843-9514.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING MADE BY THIS PROSPECTUS THAT IS DIFFERENT FROM, OR IN ADDITION TO, THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                     COMPANY

     We are primarily engaged in the business of developing, constructing and marketing single family homes in twelve markets in Indiana, Ohio Kentucky, Tennessee, North Carolina and South Carolina. We target primarily first-time and move-up home buyers. Our principal executive offices are located at 9210 North Meridian Street, Indianapolis, Indiana 46260. Our telephone number is (317) 843-9514.


                                  RISK FACTORS

     We wish to caution you that the following important factors, among others, could cause our actual results to differ materially from those indicated by forward-looking statements made in this prospectus and from time to time in news releases, reports, proxy statements, registration statements and other written communications, as well as oral forward-looking statements made from time to time by our representatives.

     IF REAL  ESTATE  AND  ECONOMIC  CONDITIONS  DETERIORATE,  OUR  REVENUE  MAY
DECREASE.

     Our financial performance is significantly affected by changes in national and local economic and other conditions, including employment levels, interest rates, availability of financing, consumer confidence and housing demand. The majority of the homes that we build are targeted to first-time home buyers who often obtain financing under governmental programs. These programs enable buyers to purchase homes with lower down payments than conventional mortgage lenders and allow buyers to direct a larger percentage of their incomes toward housing expenses. As these programs generally require the buyer to have a reliable source of income to qualify for financing, our financial performance also is dependent upon a low unemployment rate. Any reduction in the scope or funding of these governmental programs or an increase in the unemployment rate could have an adverse impact on our business.

     Mortgage interest rates can significantly affect our lines of business. If mortgage interest rates rise then prospective buyers may be unable to finance home purchases which could have an adverse impact on our business.

     In addition, our operations are subject to various risks, many of which are outside of our control, including (i) competitive overbuilding, (ii) availability and cost of building lots, (iii) availability and cost of materials and labor, (iv) adverse weather conditions, (v) changes in government regulations, including regulations concerning the environment, zoning, building design and density requirements and (vi) increases in real estate taxes and other local government fees. We generally do not pass on cost increases to customers who have signed purchase contracts. Therefore, an increase in its cost of operations as a result of one or a combination of these factors could have an adverse impact on our business.

     BECAUSE WE CONCENTRATE IN CERTAIN GEOGRAPHIC AREAS, FUTURE GROWTH MAY DECLINE DUE TO ADVERSE CONDITIONS IN THESE AREAS AND DUE TO THE RISKS ASSOCIATED WITH EXPANSION IN NEW AREAS.

     Our operations are currently focused principally in Indianapolis, Indiana and its surrounding areas, including Lafayette, Fort Wayne and Columbus, Indiana. We also have operations in Columbus, Cincinnati and Dayton, Ohio; Lexington, Kentucky; Memphis, Tennessee; Charlotte and Raleigh, North Carolina and Myrtle Beach, South Carolina and we intend to expand into other markets. Adverse weather, business or general economic conditions in any of these markets could have an adverse impact on our business.

     Our future growth will depend in part on our ability to expand into other geographic areas. Our expansion involves elements of risk not found in our current business operations. New markets may prove to be less stable and may involve delays, problems and expenses not typically found in our existing markets. The success of our expansion plans will be dependent upon, among other things, identifying favorable companies to acquire, successfully integrating and managing operations in new markets, developing relationships with local contractors and suppliers, acquiring and developing land and hiring additional personnel.

     BECAUSE OUR INDUSTRY IS HIGHLY COMPETITIVE, OTHER BUILDERS MAY CAUSE OUR BUSINESS TO DECLINE.

     The development and sale of residential properties is highly competitive. We compete in the sale of homes with other homebuilders and with the resale market for existing homes. We compete with other homebuilders on the basis of a number of factors, including location, reputation, amenities, design, quality and price. We compete against local, regional and national homebuilders, some of which have greater financial and other resources than us. We compete with these homebuilders for both undeveloped land and developed lots where we can build homes. As a result, we have historically experienced lower operating margins and sales in the early stages of operations in a new market. We also compete for home sales with individual resales of existing homes and condominiums. The resale market for existing homes is attractive for home buyers because buyers can generally move into their homes more quickly and resale homes are often less expensive and are generally located in established neighborhoods. We attempt to meet this competition from the home resale market by offering benefits which this market cannot provide, including the latest design features, the flexibility to select interior and exterior finishes, new home warranties and more desirable locations from which to choose a home site.

     OUR SUCCESS IS DEPENDENT ON A FEW KEY PERSONNEL.

     Our success depends on a number of key employees, including Mr. John B. Scheumann, our Chairman of the Board and Chief Executive Officer, Mr. Steven M. Dunn, our President and Chief Operating Officer and Mr. Richard H. Crosser, our Vice Chairman of the Board of Directors. Neither Mr. Scheumann, Mr. Dunn nor Mr. Crosser is subject to an employment or non-competition agreement. Our ability to implement our business strategy is substantially dependent upon its ability to attract and retain skilled personnel. There can be no assurance that we will be successful in attracting and retaining such personnel. The loss of the services of one or more key employees, including Messrs. Scheumann, Dunn and Crosser, or the failure to attract and retain qualified employees could have an adverse impact on our business.

     IN ORDER TO GROW OUR BUSINESS, WE NEED TO LOCATE AND ACQUIRE SUITABLE UNDEVELOPED LAND.

     The basis of our operating strategy is purchasing undeveloped land and developing lots at competitive prices. There are many factors beyond our control, including inflation, zoning and density requirements and competition, that can have an adverse effect on our ability to purchase land at prices suitable for the profitable development of communities targeted to the first-time and first move-up home buyer. In addition, we may not be able to acquire suitable land for development in additional markets. If we are unable to locate and acquire suitable land which we can profitably develop, our business could be materially adversely affected.

     BECAUSE OUR BUSINESS IS SUBJECT TO VARIOUS REGULATORY AND ENVIRONMENTAL LIMITATIONS, WE MAY NOT BE ABLE TO CONDUCT OUR BUSINESS AS PLANNED.

     The housing industry is subject to increasing local, state and federal statutes, ordinances, rules and regulations concerning zoning, resource protection, building design, construction and similar matters, including local regulations which impose restrictive zoning and density requirements in order to limit the number of residences that can eventually be built within the boundaries of a particular location. In addition, when we are developing a project, we must obtain the approval of numerous governmental authorities regulating such matters as permitted land uses and levels of density and the installation of utility services such as electricity, water and waste disposal.

     The length of time necessary to obtain permits and approvals increases the cost of unimproved property we have purchased to build houses on. In addition, the continued effectiveness of permits we have received is subject to factors such as changes in policies, rules and regulations and their interpretation and application. Such regulation affects construction activities and may result in delays and cause us to incur substantial compliance costs and prohibit or severely restrict development in certain environmentally protected areas. To date, the governmental approval processes discussed above have not had an adverse impact on our development activities. In addition, because we purchase land contingent upon necessary zoning, restrictive zoning issues have not had an adverse impact on our development activities. However, there is no assurance that these and other restrictions will not adversely affect our future development activities.

     We condition our obligation to purchase land on, among other things, an environmental review of the land. However, there can be no assurance that we will not incur material liabilities relating to the removal of toxic wastes or other environmental matters affecting land owned by us or land which we no longer own. To date, we have not incurred any liability related to the removal of toxic wastes or other environmental matters and to our knowledge have not acquired any land with environmental problems. We cannot, however, make any assurances that we will not incur such liabilities or acquire land with environmental problems in the future. If we are liable for the removal of toxic wastes or other environmental matters, our business, financial condition and results of operations could be materially adversely affected.

     BECAUSE OF THE SEASONAL NATURE OF OUR BUSINESS, THERE COULD BE FLUCTUATIONS IN QUARTERLY OPERATING RESULTS.

     We have experienced in the past, and expect to experience in the future, fluctuations in quarterly operating results. We typically do not commence significant construction on a home before a sales contract has been executed. A significant percentage of our sales contracts are made during the first four months of the year. Construction of a home typically requires three months and, with weather delays that often occur during late winter and early spring, may take somewhat longer. As a result, we historically has experienced higher revenues and operating income during the third and fourth quarters of the calendar year.

     BECAUSE OF CERTAIN ANTI-TAKEOVER PROVISIONS AND SUBSTANTIAL CONTROL BY TWO SHAREHOLDERS, THIRD PARTIES MAY BE DISCOURAGED FROM PURCHASING A CONTROLLING INTEREST IN US.

     Mr. John B. Scheumann, our Chairman and Chief Executive Officer, and Mr. Richard H. Crosser, our Vice Chairman, have voting control of approximately 35.01% of the outstanding shares. As a result, they are able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Their control could preclude or make it more difficult for a third party to acquire us unless the terms of the purchase are acceptable to Messrs. Scheumann and Crosser.

     Our Amended and Restated Articles of Incorporation authorize our Board to issue, without shareholder approval, up to ten million preferred shares with such rights and preferences as the Board may determine in its sole discretion. Our Employee Stock Option Plan and Outside Director Stock Option Plan provide that all outstanding options vest and become immediately exercisable upon a merger or a similar transaction. Certain provisions of Indiana law could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. Further, certain provisions of Indiana law impose various procedural and other requirements that could make it more difficult for shareholders to effect certain corporate actions. The foregoing provisions could discourage an attempt by a third party to acquire a controlling interest in us without the approval of our management even if such third party were willing to purchase shares at a premium over the then market price.

                                 USE OF PROCEEDS

     The shares being offered hereby were issued by us to the selling shareholder prior to our initial public offering on October 23, 1993. The selling shareholder will offer shares as principal for his own account. We will not receive any of the proceeds from such sale.


                               SELLING SHAREHOLDER

     Richard H. Crosser served as our President and Chief Operating Officer from 1992 until March, 2001, and has served on our Board of Directors since 1992. (Mr. Crosser assumed the role of Vice Chairman March 1, 2001, and Steven M. Dunn was named President and Chief Operating Officer.) He has been a senior executive officer since joining us in 1974. Prior to 1974, Mr. Crosser was employed by National Homes Construction Corp. for 15 years in a variety of capacities, last serving as a regional manager of the company.

     The following table sets forth certain information regarding the beneficial ownership of the shares as of the effective date of this Prospectus. We believe that Mr. Crosser has sole voting and investment power with respect to the shares listed below. Since Mr. Crosser may sell all or some of the shares, no estimate can be made of the aggregate amount of the shares which will be owned by Mr. Crosser upon completion of the offering to which this Prospectus relates.

                              Shares Beneficially             Common Shares             Percentage Owned
                                 Owned Prior to                 Registered           After Sale of All Shares
Name                                Offering                     Hereunder             Registered Hereunder
----                         -----------------------          -------------          ------------------------
                             Number          Percent
                             ------          -------

Richard H. Crosser,      1,583,500(1)(2)      15.11%          400,000(3)(4)                  11.30%
Vice Chairman of the
Board of Directors

Notes To Table:

(1)  Includes  1,283,500  shares owned of record and  beneficially  by the Richard H. Crosser  Living Trust, a revocable trust  established by Mr. Crosser on February 25, 1992. The  beneficiaries of the trust are Mr.
     Crosser's children. Mr. Crosser and Janet Crosser are the co-trustees of the trust.

(2)  Includes  300,000  shares owned of record and  beneficially  by the Richard and Janet Crosser  Charitable
     Remainder  Unitrust  established by Mr. and Mrs.  Crosser on May 24, 2001.  Mr. and Mrs.  Crosser are the
     co-trustees of the trust.

(3)  Includes 100,000 shares from the Richard H. Crosser Living Trust.

(4)  Includes 300,000 shares from the Richard and Janet Crosser Charitable Remainder Unitrust.


                              PLAN OF DISTRIBUTION

     TRANSACTIONS. The selling shareholder may offer and sell their shares in one or more of the following transactions:

     o    on the Nasdaq National Market System

     o    in negotiated transactions

     o    in a combination of any of these transactions

     PRICES. The selling shareholder may sell their shares at any of the following prices:

     o    fixed prices which may be changed

     o    market prices prevailing at the time of sale

     o    prices related to prevailing market prices

     o    negotiated prices

     DIRECT SALES; AGENTS, DEALERS AND UNDERWRITERS. The selling shareholder may effect transactions by selling his shares in any of the following ways:

     o    directly to purchasers

     o to or through agents, dealers or underwriters designated from time to time

     Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The selling shareholder and any agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

     SUPPLEMENTS. To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

     STATE SECURITIES LAW. Under the securities laws of some states, the selling shareholder may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling shareholder may not sell the shares unless he has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

     EXPENSES. We will not receive any of the proceeds from the sale of the shares sold by the selling shareholder under this prospectus. The selling shareholder will bear all expenses related to the registration of this offering including any underwriting commissions, fees or discounts, if any. The expenses include:

     o    all registration and filing fees

     o all fees and expenses of complying with state blue sky or securities laws

     o    all costs of preparation of the registration statement

     o    all fees and disbursements of our counsel and independent auditors

                                  LEGAL MATTERS

     Certain legal matters relating to the issuance of the shares have been passed on for us by Ice Miller, Indianapolis, Indiana.


               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     As permitted by the Indiana Business Corporation Law, our Amended and Restated Articles of Incorporaiton ("Articles") require us to indemnify our officers and directors from certain liabilities, if the officer or director acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in our best interests, and in all other cases, was not opposed to our best interests, and, with respect to any criminal proceeding, the officer or director had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The Articles further provide that we may advance to our officers and directors expenses incurred in connection with proceedings against them for which they may be indemnified, if we receive a written affirmation from such officer or director of his good faith belief that he met the standard of conduct described above and that he will repay all advanced expenses if it is ultimately determined that he did not meet such standard of conduct. As permitted by the Articles, we maintain directors' and officer's insurance. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our officers, directors, employees or agents in which indemnification would be required or permitted. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

     FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the factors described under "Risk Factors" in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The selling shareholder will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this Registration Statement.

         SEC registration fee...............................     $ 4,156
         Legal fees and expenses............................     $ 5,000*
         Accounting fees and expenses.......................     $14,000*
         Miscellaneous .....................................         $ 0*
                                                                 -------
                  Total.....................................     $23,156
         *Estimated

     ITEM 15. INDEMNIFICATION OF DIRECTORS ANd Officers

     The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

     The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

     Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

     In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

     Reference  is made to Article 8 of the  Amended  and  Restated  Articles of
Incorporation  of  the  Registrant  concerning   indemnification  of  directors,
officers, employees and agents.

     The Registrant may obtain directors' and officers' liability insurance, the effect of which will be to indemnify the directors and officers of the corporation and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

     The Registrant maintains directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the corporation and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them of any matter claimed against them in their capacities as directors or officers.

     ITEM 16. EXHIBITS

     The list of exhibits is incorporated herein by reference to the Index to Exhibits on page E-1.

     ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 13, 2001.

                                 CROSSMANN COMMUNITIES, INC.


                                 By: /s/ John B. Scheumann
                                     -------------------------------------------
                                     John B. Scheumann, Chairman of the Board
                                     and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Crossmann Communities, Inc., do hereby constitute and appoint John B. Scheumann and Jennifer A. Holihen, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                         TITLE                            DATE
     ---------                         -----                            ----


/s/ John B. Scheumann      Chairman of the Board and Chief
------------------------   Executive Officer; Principal
John B. Scheumann          Executive Officer; Director             July 13, 2001



/s/ Steven M. Dunn          President and Chief Operating
------------------------    Officer                                July 13, 2001
Steven M. Dunn

/s/ Jennifer A. Holihen    Chief Financial Officer;                July 13, 2001
------------------------   Secretary; Treasurer and
Jennifer A. Holihen        Principal Financial and
                           Accounting Officer; Director


/s/ Richard H. Crosser     Vice Chairman of the Board;             July 13, 2001
------------------------   Director
Richard H. Crosser


/s/ Larry S. Wechter       Director                                July 13, 2001
------------------------
Larry S. Wechter

                           CROSSMANN COMMUNITIES, INC.
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3

                                INDEX TO EXHIBITS


Number Assigned in
  Regulation S-K      Exhibit
     Item 601          Number               Description of Exhibit

       (1)                          No Exhibit.
       (2)                          No Exhibit.
       (4)              4.1         Specimen Share Certificate for Common Shares
                                    (Incorporated by reference to Exhibit 2.9 to
                                    Form S-1, Registration No. 33-68396.)
       (5)              5.1         Opinion of Ice Miller.
       (8)                          No Exhibit.
      (12)                          No Exhibit.
      (15)                          No Exhibit.
      (23)             23.1         Consent of Ice Miller  (included in  Exhibit
                                    5.1)
                       23.2         Consent of Deloitte & Touche LLP
      (24)             24.1         Power of Attorney (Included on the Signature
                                    Page to the Registration Statement)
      (25)                          No Exhibit.
      (26)                          No Exhibit.
      (27)                          No Exhibit.
      (99)                          No Exhibit.

                                      E-1